Exhibit 99.1

India Globalization Capital Provides Update on Acquisition and Diversification Strategy

Bethesda, March 11, 2014 (GLOBE NEWSWIRE) -- India Globalization Capital, Inc. (NYSE MKT: IGC), announced that it has commenced a comprehensive review of potential acquisition candidates as part of its previously stated diversification mandate.  IGC’s Board has approved several efforts to increase shareholder value including:

•	IGC intends to change its corporate name from India Globalization Capital to IGC Inc. to more accurately reflect its expanded focus,

•	IGC plans to become an “umbrella” of diverse businesses where mining, materials and the acquisition of distressed mining assets will be just one of several expected business lines, and

•
IGC is reviewing opportunities in other targeted areas including technology, logistics and specialty pharmaceuticals, with a focus on capitalizing on specific niches within these areas such as solar energy, medical marijuana and cleantech.

“We are exploring opportunities to acquire companies in segments of our new economy that may have high growth potential or are in an emerging high growth industry.  It is our belief that a diversified portfolio of companies in key sectors will drive shareholder value.  Within our current mining and trading business, we remain bullish in acquiring distressed mining assets, as well as technologies that can be disruptive to the mining industry.  For example, by selectively aggregating distressed mining assets, we intend to form the foundation of a valuable corporate vertical potentially worth several multiples of the purchase prices upon commencement of production.  In addition, we believe that medical marijuana technologies could be a potentially large market growth sector, as federal and state laws continue to evolve towards wider spread legalization,” stated IGC CEO Ram Mukunda.

The success of IGC’s acquisition and diversification strategy will depend on its ability to identify suitable companies to acquire in attractive industries, to complete those acquisitions on terms that are acceptable to IGC and in the timeframes and within the budgets it expects, and to thereafter improve the results of operations of the acquired companies and successfully integrate their operations on an accretive basis.  There can be no assurance that IGC will be successful in any or all of these steps.

About IGC:

Based in Bethesda, Maryland, India Globalization Capital, Inc. is engaged in the mining, trading and leasing industries in the U.S., China and India.  The Company's plan in the short term is to create cash flow from existing assets and in the medium term to expand its asset base through opportunistic acquisitions.  For more information about IGC, please visit IGC's website at www.indiaglobalcap.com.

Forward-looking Statements:

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed" or the negative of those terms.  These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict.  Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our acquisition and diversification strategy, our competitive environment, infrastructure demands, iron ore availability and governmental, regulatory, political, economic, legal and social conditions in, among other places, China and India.

IGC undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in IGC's Form 10-K for fiscal year ended March 31, 2013, and Forms 10-Q for fiscal quarters ended September 30, 2013, December 31, 2012 and September 30, 2012, filed with the U.S. Securities and Exchange Commission on July 16, 2013, August 14, 2013, February 13, 2013 and November 14, 2012, respectively.

Contact:

Claudia Grimaldi
301-983-0998